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Exhibit 5.2

April 9, 2008

Talisman Energy Inc.

Dear Sirs:

RE:	Talisman Energy Inc. Short Form Base Shelf Prospectus Dated April 9, 2008

Reference is made to the short form base shelf prospectus (the "Prospectus") forming part of the registration statement on Form F-9 (File No. 333-150058) filed by Talisman Energy Inc. with the U.S. Securities and Exchange Commission.

We hereby consent to the references to our firm name in the Prospectus under the headings "Enforceability of Judgments" and "Legal Matters" and to the reference to our advice under the heading "Enforceability of Judgments".

Yours truly,

(Signed) "MACLEOD DIXON LLP"

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  Exhibit 5.2